Exhibit 23






             CONSENT  OF  INDEPENDENT  PUBLIC  ACCOUNTANTS



We consent to the incorporation by reference in the registration statements of Old Republic International Corporation on Form S-8 (File Nos. 2-66302, 33-38528, 33-38525, 33-37692, 33-49646, 33-32439, 2-80883, 33-52069) and on
Form S-3 (File Nos. 33-29220, 33-49864 and 33-54104) of our report dated March 14, 1995 on our audits of the consolidated financial statements of Old Republic International Corporation as of December 31, 1994 and 1993, and for the years ended December 31, 1994, 1993 and 1992, which report is included in this Annual Report on Form 10-K.





                                                 Coopers & Lybrand L.L.P.

Chicago, Illinois
March 14, 1995